EXHIBIT 10.1

                         EMPLOYMENT INCENTIVE AGREEMENT

         EMPLOYMENT INCENTIVE AGREEMENT made as of November 30, 2001, by and between Equitex, Inc., a Delaware corporation ("Equitex"), and James P. Welbourn ("Executive").

                              W I T N E S S E T H:

         WHEREAS, Equitex has, contemporaneously with the execution hereof, acquired all of the shares of Chex Services, Inc., a Minnesota corporation ("Chex Services"), pursuant to a certain Stock Purchase Agreement by and between Equitex and the Selling Stockholders of Chex Services, dated August 31, 2001 as amended (the "Stock Purchase Agreement"); and

         WHEREAS, Executive is the President of Chex Services, pursuant to a certain Employment Agreement by and between Chex Services and Executive dated January 15, 1999 (the "Employment Agreement"); and

         WHEREAS, Equitex desires that Executive continue to perform services for Chex Services pursuant to the Employment Agreement, and that Executive waive certain rights with respect to change of control provisions contained in the Employment Agreement, and is willing to grant Executive certain warrants for the purchase of shares of the common stock of Equitex.

         NOW, THEREFORE, Equitex and Executive, each in consideration of the foregoing premises and the representations, warranties, covenants and agreements of the parties contained herein agree as follows:

         1. AGREEMENT TO CONTINUE EMPLOYMENT. Executive hereby agrees to continue to provide his services to Chex Services, pursuant to and in accordance with the terms of

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the Employment Agreement, and agrees to waive the benefits of the provisions of
Section 7.2 thereof with respect to any right to terminate the Agreement for Good Reason as provided therein.

         2. GRANT OF WARRANTS. In consideration of Executive's promises herein, Equitex agrees to grant Executive 730,000 warrants to purchase shares of the Common Stock of Equitex, in the form of Exhibit A hereto.

         3. SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         4. NO WAIVER; CUMULATIVE REMEDIES. Equitex shall not by any act, delay, omission or otherwise be deemed to have waived any of its remedies hereunder, and no waiver by Equitex shall be valid unless in writing and signed by Equitex and then only to the extent therein set forth. A waiver by Equitex of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Equitex would otherwise have on any further occasion. No course of dealing between the Executive and Equitex and no failure to exercise, nor any delay in exercising on the part of Equitex any right, power or privilege hereunder or under the Loan Agreement shall impair such right or remedy or operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights or remedies provided by law.

         5. CHANGES IN WRITING. No amendment, modification, termination or waiver

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of any provision of this Agreement or consent to any departure by the Executive therefrom, shall in any event be effective without the written concurrence of Equitex and the Executive, and then only to the extent specifically set forth in such writing.

         6. ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding between the Executive and Equitex and supersedes all prior oral and written agreements and understandings between the Executive and Equitex relating to the subject matter hereof.

         7. MISCELLANEOUS.

            (a) This Agreement shall be construed by and governed in accordance with the laws of the State of Minnesota.

            (b) This Agreement shall be binding upon and shall inure to the benefit of the heirs, executors, administrators, successors, and assigns of the parties hereto.

            (c) Paragraph headings contained in this Agreement have been inserted for reference purposes only, and shall not be construed as part of this Agreement.

            (d) All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered or mailed, registered or certified mail, postage prepaid, as follows:


If to Equitex:

                           Equitex, Inc.
                           2401 PGA Boulevard, Suite 190
                           Palm Beach Gardens, FL 33410

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If to Executive:

                           James P. Welbourn
                           111000 Wayzata
                           Minneapolis MN 55305
                           Telecopier: (952)417-1996

or to such other address as any party may have furnished to the other in writing in accordance with the foregoing.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered on the date first above written.

EQUITEX, INC.                                 /S/ JAMES P. WELBOURN
                                              ----------------------------
BY: /S/ HENRY FONG                            James P. Welbourn, Executive
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NAME: HENRY FONG
     ----------------------------
TITLE: PRESIDENT
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